Exhibit 99.1

PARKWAY REPORTS FIRST QUARTER 2012 RESULTS

ORLANDO, FLORIDA – May 3, 2012 – Parkway Properties, Inc. (NYSE:PKY) today announced results for its first quarter ended March 31, 2012.

Highlights for First Quarter 2012 and Recent Events

•	Reported FFO of $0.43 per share and recurring FFO of $0.44 per share

•	Reported FAD of $0.16 per share

•	Increased occupancy to 85.9%, with portfolio 87.6% leased

•	Completed sales of 16 properties for gross proceeds of $323.6 million

•	Completed investment in Fund II

•	Entered into agreement for $200 million investment by TPG, a leading global investment firm

•	Agreed to purchase 972,000 square foot office property in Charlotte’s central business district for $250 million

James R. Heistand, President and Chief Executive Officer of Parkway commented, “We are making progress on our strategic initiatives through our asset disposition efforts and resulting repositioning of the portfolio. We understand this will take time, but we will continue to seek to deploy capital into higher growth markets as we position the Company to add value and build cash flow. Our teams in each of our submarkets are committed to improving leasing results and enhancing our operations at the local level. Lastly, we believe we are aligned with shareholders in our efforts to maximize the value of our assets, while finding effective solutions to facilitate building critical mass in higher growth Sunbelt submarkets in the coming years.”

Consolidated Financial Results for First Quarter Ended March 31, 2012

Funds from operations (“FFO”) available to common shareholders totaled $10.1 million, or $0.43 per diluted share as compared to $12.6 million, or $0.59 per diluted share, for the prior year period. Recurring FFO totaled $10.3 million, or $0.44 per diluted share, as compared to $12.8 million, or $0.59 per diluted share, for the prior year period.

The reconciliation of FFO per diluted share to recurring FFO per diluted share is as follows:

	Q1	Q1
Description	2012	2011
Funds From Operations	$0.43	$0.59

Unusual and Non-Recurring Items (1):
Change in Fair Value of Contingent Consideration	0.01	—
Non-Recurring Lease Termination Fee Income	(0.03)	(0.07)
Loss on Extinguishment of Debt	0.01	—
Acquisition Costs	0.01	0.08
Realignment Expenses – Personnel	0.01	—
Other	—	(0.01)

Recurring Funds From Operations	$0.44	$0.59

Diluted Weighted Average Common Shares and Units Outstanding (in 000s)	23,378	21,554

(1)	These items include 100% of amounts from wholly-owned assets plus the Company’s allocable share of amounts recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures for properties included in continuing operations and discontinued operations.

Funds available for distribution (“FAD”) totaled $3.7 million, or $0.16 per diluted share, as compared to $5.8 million, or $0.27 per diluted share, for the prior year period.

Net income attributable to common shareholders was $2.0 million, or $0.09 per diluted share, as compared to net loss attributable to common shareholders of $6.8 million or $0.32 per diluted share, for the prior year period.

Operations and Leasing

The Company’s average rent per square foot was $22.55 during the first quarter 2012, as compared to $22.94 during the first quarter 2011. On a same-store basis, the Company’s average rent per square foot was $20.20 during the first quarter 2012 as compared to $20.34 during the first quarter 2011.

The Company’s average occupancy for the first quarter 2012 was 84.3% as compared to 84.7% for the first quarter 2011. On a same-store basis, the Company’s average occupancy for the first quarter 2012 was 85.3% as compared to 85.6% for the first quarter 2011.

The Company’s office portfolio occupancy was 85.9% at quarter end, as compared to 83.9% at January 1, 2012 and 83.8% at April 1, 2011. Not included in the April 1, 2012 occupancy rate is the impact of the sale of Overlook II in Atlanta on April 30, 2012, as well as 21 signed leases totaling 148,000 square feet expected to take occupancy between now and the fourth quarter of 2012, of which the majority will commence during the second and third quarters of 2012. Including the sale of Overlook II and these signed leases, the Company’s portfolio was 87.6% leased at April 1, 2012.

Parkway’s customer retention rate was 46.8% for the quarter ended March 31, 2012, as compared to 47.1% for the quarter ended December 31, 2011, and 48.1% for the quarter ended March 31, 2011.

During the first quarter of 2012, 84 renewal, expansion and new leases were signed totaling 368,000 rentable square feet. Included in this total were 46 renewal leases totaling 140,000 rentable square feet at an average rent per square foot of $22.41, representing a 7.9% rate decrease from the expiring rate, and at an average cost of $1.99 per square foot per year of the lease term.

During the first quarter of 2012, 11 expansion leases were signed totaling 25,000 rentable square feet at an average rent per square foot of $24.27 and at an average cost of $5.35 per square foot per year of the lease term.

During the first quarter of 2012, 27 new leases were signed totaling 203,000 rentable square feet at an average rent per square foot of $22.43 and at an average cost of $5.49 per square foot per year of the term.

For the first quarter of 2012, Parkway’s share of recurring same-store net operating income (“NOI”) was $13.0 million on a GAAP basis and decreased $499,000 or 3.7% as compared to the same period of the prior year and was $11.6 million on a recurring cash basis and decreased $2.2 million or 15.9%. The decrease in same-store recurring cash NOI is primarily attributable to the start of a five-month free rent period on January 1, 2012, associated with the renewal of a 205,000 square foot customer at One Commerce Green in Houston; a decline in rental income associated with the previous early renewal and contraction of Blue Cross Blue Shield of Georgia, a 199,000 square foot customer at Capital City Plaza in Atlanta; and the loss in February 2011 of AutoTrader.com, a 198,000 square foot customer at Peachtree Dunwoody Pavilion in Atlanta.

Asset Recycling

During the first quarter, the Company completed a significant portion of its previously announced dispositions as part of its strategic objective of becoming a leading owner of high quality office assets in higher growth markets in the Sunbelt. As previously announced, the Company entered into an agreement to sell its interest in 13 office properties totaling 2.7 million square feet owned by Parkway Properties Office Fund, L.P. (“Fund I”) to its existing partner in the fund for a gross sales price of $344.3 million. As of December 31, 2011, Parkway had completed the sale of 9 of these 13 assets.

During the first quarter and through April 30, 2012, the Company completed the sale of two additional Fund I assets totaling 450,000 square feet, for net proceeds to Parkway of $2.7 million. The sale of the two remaining assets in the Fund I portfolio is currently expected to close by the end of the second quarter of 2012, subject to obtaining necessary lender consents and customary closing conditions.

Additionally, during the first quarter, the Company completed the sale of 12 of the 15 properties included in its previously announced strategic sale of a portfolio of non-core assets, generating net proceeds to Parkway of approximately $89.0 million. The 12 assets that were sold during the quarter include five assets in Richmond, four assets in Memphis, and three assets in Jackson.

The two remaining non-core assets pending sale are The Pinnacle at Jackson Place and Parking at Jackson Place, and the sale is expected to close during the second quarter of 2012, subject to the buyer’s successful assumption of the existing mortgage loan and customary closing conditions. The Company does not anticipate receiving any material net proceeds from these sales still under contract. The Pinnacle at Jackson Place currently serves as collateral for a $29.5 million mortgage loan. The contract to sell a third non-core asset, 111 Capitol Building in Jackson, has expired without a sale.

The Company completed the sale of two additional assets in the first quarter, as previously announced, including the sale of 111 East Wacker, a 1.0 million square foot office property located in Chicago and Falls Pointe, a 107,000 square foot office property located in Atlanta and owned by Parkway Properties Office Fund II, L.P. (“Fund II”). Parkway received approximately $4.0 million in net proceeds from both sales, which were used to reduce amounts outstanding under the Company’s credit facility and fund its proportionate share of equity interests in additional purchases by Fund II.

As previously announced, the Company purchased two additional properties for Fund II during the quarter, with Parkway’s ownership share in each at 30%. The Pointe, a 252,000 square foot Class A office building in the Westshore submarket of Tampa, was purchased for a gross purchase price of $46.9 million. Parkway’s equity contribution of $7.0 million was funded through the Company’s credit facility.

Hayden Ferry Lakeside II (“Hayden Ferry II”), a 300,000 square foot Class A+ office building located in the Tempe submarket of Phoenix, and directly adjacent to Hayden Ferry Lakeside I purchased by Fund II in the second quarter of 2011, was purchased for a gross purchase price of $86.0 million. Parkway’s equity contribution of $10.8 million was funded through the Company’s credit facility. These investments completed the total investment of Fund II.

Subsequent Events to Quarter End

The Company announced today that TPG, a leading global private investment firm, has agreed to make a $200 million equity investment in Parkway. The Company intends to use the proceeds raised from this investment primarily to fund future acquisitions. This investment by TPG has been approved by Parkway’s Board of Directors, and the offering proceeds are expected to be received by the end of the second quarter, subject to satisfaction of certain customary closing conditions.

In addition, the Company announced that it has entered into a purchase and sale agreement to acquire Hearst Tower, a 972,000 square foot office tower located in the central business district of Charlotte, North Carolina. The purchase price of $250 million, or $257 per square foot, represents a significant discount to estimated replacement cost, and the building is currently 94% leased with no material lease expirations until 2017. The purchase of Hearst Tower will initially be funded using proceeds from the anticipated investment by TPG and borrowings from the Company’s revolving credit facility. Hearst Tower is expected to generate cash net operating income of approximately $17.5 million during the first year of Parkway’s ownership period.

Please see the Company’s separate press release dated May 3, 2012, for further detailed information regarding these subsequent events.

Capital Structure

At March 31, 2012, the Company had an outstanding balance of $48.0 million under its credit facility and held $31.5 million in cash and cash equivalents, of which $12.5 million of cash and cash equivalents was Parkway’s share.

At March 31, 2012, the Company’s net debt to EBITDA multiple was 5.0x, after adjusting EBITDA for the pro forma annual impact of new investments and dispositions completed for the period, as compared to 5.4x at December 31, 2011, and 6.5x at March 31, 2011. At March 31, 2012, the Company’s net debt plus preferred to EBITDA multiple was 6.8x, after adjusting EBITDA for the pro forma annual impact of new investments and dispositions completed for the period, as compared to 6.7x at December 31, 2011, and 7.5x at March 31, 2011.

In January 2012, the Company placed a $23.5 million non-recourse mortgage loan, of which $7.1 million is Parkway’s share, secured by The Pointe in Tampa in connection with the purchase of this asset by Fund II. This new mortgage loan matures in February 2019, has a fixed interest rate of 4.0%, and is interest only for the first 42 months of the term.

In February 2012, the Company placed a $50.0 million non-recourse mortgage loan, of which $15.0 million is Parkway’s share, secured by Hayden Ferry II in connection with the purchase of this asset by Fund II. This new mortgage loan matures in July 2018 and bears interest at LIBOR plus the applicable spread which ranges from 250 to 350 basis points over the term of the loan. Fund II entered into an interest rate swap that fixes the LIBOR rate associated with this loan at 1.5% through January 25, 2018, which equates to a total interest rate ranging from approximately 4.0% to 5.0%. The mortgage loan is cross-collateralized, cross-defaulted and coterminous with the mortgage loan secured by Hayden Ferry I.

In March 2012, the Company repaid a $16.3 million non-recourse mortgage loan secured by Bank of America Plaza, a 337,000 square foot office property in Nashville. The mortgage loan had a fixed interest rate of 7.1% and was scheduled to mature in May 2012. The Company repaid the mortgage loan using amounts available under the Company’s credit facility.

In March 2012, the Company entered into an Amended and Restated Credit Agreement with a consortium of eight banks for its $190 million senior unsecured revolving credit facility. Additionally, the Company amended its $10 million working capital revolving credit facility under substantially the same terms and conditions, with the combined size of the facilities remaining at $200 million (collectively, the “New Facilities”).

The New Facilities provide for modifications to the existing facilities by, among other things, extending the maturity date from January 31, 2014 to March 29, 2016, with an additional one-year extension option with the payment of a fee, increasing the size of the accordion feature from $50 million to as much as $160 million, lowering applicable interest rate spreads and unused fees, and modifying certain other terms and financial covenants. The interest rate on the New Facilities is based on LIBOR plus 160 to 235 basis points, depending upon overall Company leverage. Additionally, the Company pays fees on the unused portion of the New Facilities ranging between 25 and 35 basis points based upon usage of the aggregate commitment.

Common Dividend

The Company’s previously announced first quarter cash dividend of $0.075 per share, which represents an annualized dividend of $0.30 per share, was paid on March 28, 2012 and represented a payout of approximately 17.0% of recurring FFO for the quarter. The dividend was the 102nd consecutive quarterly distribution to Parkway’s shareholders of Common Stock. After evaluating the earnings impact resulting from the Company’s recent acquisition and disposition activity, the Company’s first quarter financial results, and the pending purchase of Hearst Tower, the Board of Directors currently anticipates effecting a 33% increase in the common stock dividend, which would result in an annual dividend amount of $0.40 per share, assuming the completion of the pending TPG and Hearst Tower transactions and subject to formal approval by the Board at that time.

2012 Outlook

After considering the Company’s financial results during the first quarter, the completed and pending investment and capital activity to-date, as well as the proposed stock issuance to TPG and the proposed purchase of Hearst Tower, Parkway is reconfirming its 2012 reported FFO outlook at a range of $1.15 to $1.30 per share and adjusting its earnings (loss) per diluted share (“EPS”) to ($0.20) to ($0.05). The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2012	Range
Fully diluted EPS	($0.20-$0.05)
Parkway’s share of depreciation and amortization	$1.42-$1.42
Parkway’s share of gain on sale of real estate	($0.07-$0.07)

Reported FFO per diluted share	$1.15-$1.30

This outlook range does not include any speculative new acquisitions or any dispositions other than what we previously announced. This outlook range assumes that Parkway receives the investment from TPG and that it closes on the purchase of Hearst Tower by the end of the second quarter of 2012, and no permanent financing is assumed to be placed on Hearst Tower during 2012. This also assumes that shareholder approval for the conversion of the Series E Convertible Preferred Shares to common stock occurs by the end of the third quarter.

Webcast and Conference Call

The Company will conduct its first quarter conference call on Thursday, May 3, 2012, at 5:00 p.m. Eastern Time. The Company’s earnings release, supplemental information package, and investor presentation will be posted to the Company’s website prior to the conference call.

To participate in Parkway’s first quarter earnings conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the “Corporate” section of the Company’s website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through May 11, 2012, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 391677. An audio replay will also be archived and indexed on the “Corporate” section of the Company’s website.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company’s website. The Company’s first quarter 2012 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company’s website.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the ownership of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 43 office properties located in 10 states with an aggregate of approximately 10.0 million square feet of leasable space at May 3, 2012. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 12.5 million square feet for third-party owners at May 3, 2012.

Annual Meeting

Parkway Properties, Inc. will host its 2012 Annual Meeting of Shareholders on May 17, 2012, at 2:00 p.m. Eastern Time. The meeting will be held at the Buckhead Club located on 26th floor of 3344 Peachtree in Atlanta, Georgia.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, including the proposed purchase of the Hearst Tower and the TPG equity investment, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the

Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure of the TPG transaction to close; the failure to acquire or sell properties (including Hearst Tower) as and when anticipated; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Neither the common stock nor the Series E Convertible Preferred Stock to be issued in the investment transaction described herein, nor the common units into which the Series E Convertible Preferred Stock may become convertible, have been registered under the Securities Act of 1933, as amended, and they may not be offered or sold in the United States absent a registration statement or exemption from registration.

Company’s Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. The Company’s calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway’s share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company’s measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA – Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt, other gains and losses and fair value adjustments. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company’s disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Additional Information About the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed equity investment involving Parkway and certain affiliates of TPG, a global private investment firm. In connection with the proposed transaction, Parkway will file with the Securities and Exchange Commission a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Parkway regarding Parkway Properties, Inc. and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

Parkway and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Parkway’s stockholders regarding the conversion of any shares of preferred stock of Parkway issued to TPG in connection with TPG’s proposed equity investment in Parkway into shares of Parkway’s common stock. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Parkway’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 5, 2012. Additional information regarding the interests of such individuals in the proposed acquisition of Parkway will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.pky.com.

Contact:

Parkway Properties, Inc.

Thomas E. Blalock

Vice President of Investor Relations

Bank of America Center

390 N. Orange Ave., Suite 2400

Orlando, FL 32801

(407) 650-0593

www.pky.com

PARKWAY PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31	December 31
	2012	2011
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,204,885	$1,084,060
Accumulated depreciation	(172,480)	(162,123)

	1,032,405	921,937

Land available for sale	250	250
Mortgage loans	1,500	1,500

	1,034,155	923,687

Receivables and other assets	96,339	109,427
Intangible assets, net	105,205	95,628
Assets held for sale	98,844	382,789
Management contracts, net	48,735	49,597
Cash and cash equivalents	31,489	75,183

	$1,414,767	$1,636,311

Liabilities
Notes payable to banks	$48,000	$132,322
Mortgage notes payable	553,674	498,012
Accounts payable and other liabilities	70,976	90,341
Liabilities related to assets held for sale	100,376	285,599

	773,026	1,006,274

Equity
Parkway Properties, Inc. stockholders’ equity:
8.00% Series D Preferred stock, $.001 par value, 5,421,296 shares authorized, issued and outstanding in 2012 and 2011	128,942	128,942
Common stock, $.001 par value, 64,578,704 shares authorized in 2012 and 2011, 21,954,105 and 21,995,536 shares issued and outstanding in 2012 and 2011, respectively	22	22
Common stock held in trust, at cost, 6,243 and 8,368 shares in 2012 and 2011, respectively	(148)	(220)
Additional paid-in capital	517,343	517,309
Accumulated other comprehensive loss	(3,258)	(3,340)
Accumulated deficit	(270,740)	(271,104)

Total Parkway Properties, Inc. stockholders’ equity	372,161	371,609
Noncontrolling interests	269,580	258,428

Total equity	641,741	630,037

	$1,414,767	$1,636,311

PARKWAY PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31
	2012	2011
	(Unaudited)
Revenues
Income from office and parking properties	$45,855	$27,760
Management company income	5,432	338

Total revenues	51,287	28,098

Expenses and other
Property operating expense	18,334	10,943
Depreciation and amortization	17,990	9,084
Change in fair value of contingent consideration	216	—
Management company expenses	4,534	803
General and administrative	3,599	3,756
Acquisition costs	826	2,349

Total expenses and other	45,499	26,935

Operating income	5,788	1,163

Other income and expenses
Interest and other income	97	324
Equity in earnings of unconsolidated joint ventures	—	41
Interest expense	(9,244)	(6,408)

Loss before income taxes	(3,359)	(4,880)

Income tax expense	(161)	—

Loss from continuing operations	(3,520)	(4,880)
Discontinued operations:
Income (loss) from discontinued operations	3,272	(2,910)
Gain on sale of real estate from discontinued operations	5,575	—

Total discontinued operations	8,847	(2,910)

Net income (loss)	5,327	(7,790)
Net income attributable to noncontrolling interest—unit holders	(89)	—
Net (income) loss attributable to noncontrolling interests—real estate partnerships	(533)	3,195

Net income (loss) for Parkway Properties, Inc.	4,705	(4,595)
Dividends on preferred stock	(2,711)	(2,187)

Net income (loss) attributable to common stockholders	$1,994	$(6,782)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.16)	$(0.27)
Discontinued operations	0.25	(0.05)

Basic net income (loss) attributable to Parkway Properties, Inc.	$0.09	$(0.32)

Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.16)	$(0.27)
Discontinued operations	0.25	(0.05)

Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.09	$(0.32)

Weighted average shares outstanding:
Basic	21,568	21,476

Diluted	21,568	21,476

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(3,499)	$(5,647)
Discontinued operations	5,493	(1,135)

Net income (loss) attributable to common stockholders	$1,994	$(6,782)

PARKWAY PROPERTIES, INC.

RECONCILIATION OF FUNDS FROM OPERATIONS AND

FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands, except per share data)

	Three Months Ended
	March 31
	2012	2011
	(Unaudited)
Net Income (Loss) for Parkway Properties, Inc.	$4,705	$(4,595)

Adjustments to Net Income (Loss) for Parkway Properties, Inc. (at Parkway’s Share):
Preferred Dividends	(2,711)	(2,187)
Depreciation and Amortization	10,385	19,425
Noncontrolling Interest—Unit Holders	89	—
Gain on Sale of Real Estate	(2,333)	—

FFO Available to Common Stockholders	$10,135	$12,643

Adjustments to Derive Recurring FFO (at Parkway’s Share):
Change in Fair Value of Contingent Consideration	216	—
Non-Recurring Lease Termination Fee Income	(596)	(1,521)
Loss on Early Extinguishment of Debt	288	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Acquisition Costs	248	1,667
Expenses Related to Litigation	—	(31)
Realignment Expenses—Personnel	180	—

Recurring FFO	$10,333	$12,758

Funds Available for Distribution
FFO Available to Common Stockholders	$10,135	$12,643
Add (Deduct) (at Parkway’s Share) :
Straight-line Rents	(2,616)	(1,748)
Amortization of Above/Below Market Leases	296	(279)
Amortization of Share-Based Compensation	157	407
Acquisition Costs	248	1,667
Amortization of Loan Costs	442	402
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Loss on Early Extinguishment of Debt	288	—
Change in Fair Value of Contingent Consideration	216	—
Recurring Capital Expenditures:
Building Improvements	(457)	(1,969)
Tenant Improvements—New Leases	(2,900)	(1,132)
Tenant Improvements—Renewal Leases	(1,219)	(1,459)
Leasing Costs—New Leases	(505)	(646)
Leasing Costs—Renewal Leases	(235)	(2,038)

Total Recurring Capital Expenditures	(5,316)	(7,244)

Funds Available for Distribution	$3,712	$5,848

Diluted Per Common Share/Unit Information (**)
FFO Per Share	$0.43	$0.59
Recurring FFO Per Share	$0.44	$0.59
FAD Per Share	$0.16	$0.27
Dividends Paid	$0.075	$0.075
Dividend Payout Ratio for FFO	17.3%	12.8%
Dividend Payout Ratio for Recurring FFO	17.0%	12.7%
Dividend Payout Ratio for FAD	45.5%	27.7%

Other Supplemental Information

Parkway’s Share of Recurring Capital Expenditures	$5,316	$7,244
Parkway’s Share of Upgrades on Acquisitions	1,332	253
Parkway’s Share of Major Renovations	—	20

Parkway’s Share of Total Real Estate Improvements and Leasing Costs	$6,648	$7,517

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	22,222	21,478
Dilutive Effect of Other Share Equivalents	1,156	76

Diluted Weighted Average Shares/Units Outstanding	23,378	21,554

Amounts Attributable to Discontinued Operations Related to Above Metrics (at Parkway’s share):

Net Income (Loss) from Discontinued Operations	$5,493	$(1,135)
Adjustments to Net Income (Loss) from Discontinued Operations:
Depreciation and Amortization	279	11,631
Gain on Sale of Real Estate	(2,333)	—

FFO from Discontinued Operations	$3,439	$10,496

Adjustments to Derive Recurring FFO from Discontinued Operations:
Lease Termination Fees	(88)	(1,369)
Loss on Extinguisment of Debt	98	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—

Recurring FFO from Discontinued Operations	$3,311	$9,127

FFO from Discontinued Operations	$3,439	$10,496
Adjustments to Derive FAD from Discontinued Operations:
Straight-Line Rents	(364)	(1,776)
Amortization of Above/Below Market Leases	(12)	(262)
Amortization of Loan Costs	28	83
Loss on Extinguishment of Debt	98	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Recurring Capital Expenditures	(1,721)	(4,754)

FAD from Discontinued Operations	$1,330	$3,787

PARKWAY PROPERTIES, INC.

CALCULATION OF EBITDA AND COVERAGE RATIOS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands)

	Three Months Ended
	March 31
	2012	2011
	(Unaudited)
Net Income (Loss) for Parkway Properties, Inc.	$4,705	$(4,595)

Adjustments to Net Income (Loss) for Parkway Properties, Inc. (at Parkway’s Share):
Interest Expense	6,206	10,647
Amortization of Financing Costs	442	402
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Loss on Early Extinguishment of Debt	288	—
Acquisition Costs	248	1,667
Depreciation and Amortization	10,385	19,425
Amortization of Share-Based Compensation	157	407
Gain on Sale of Real Estate	(2,333)	—
Change in Fair Value of Contingent Consideration	216	—
Tax Expense	161	—

EBITDA	$20,337	$27,953

Interest Coverage Ratio:
EBITDA	$20,337	$27,953

Interest Expense (at Parkway’s Share):
Interest Expense	$6,206	$10,647

Total Interest Expense	$6,206	$10,647

Interest Coverage Ratio	3.28	2.63

Fixed Charge Coverage Ratio:
EBITDA	$20,337	$27,953

Fixed Charges (at Parkway’s Share):
Interest Expense	$6,206	$10,647
Preferred Dividends	2,711	2,187
Principal Payments (Excluding Early Extinguishment of Debt)	1,400	2,883

Total Fixed Charges	$10,317	$15,717

Fixed Charge Coverage Ratio	1.97	1.78

Modified Fixed Charge Coverage Ratio:
EBITDA	$20,337	$27,953

Modified Fixed Charges (at Parkway’s Share):
Interest Expense	$6,206	$10,647
Preferred Dividends	2,711	2,187

Total Modified Fixed Charges	$8,917	$12,834

Modified Fixed Charge Coverage Ratio	2.28	2.18

The following table reconciles EBITDA to cash flows provided by (used in) operating activities:

EBITDA	$20,337	$27,953
Amortization of Above (Below) Market Leases	1,094	(300)
Amortization of Mortgage Loan Discount	—	(197)
Interest Rate Swap Adjustment	138	—
Operating Distributions from Unconsolidated Joint Ventures	—	465
Interest Expense	(10,172)	(14,245)
Loss on Early Extinguishment of Debt	(291)	—
Acquisition Costs	(248)	(1,667)
Tax Expense-Current	(406)	—
Change in Deferred Leasing Costs	(1,792)	(3,579)
Change in Receivables and Other Assets	8,468	(1,362)
Change in Accounts Payable and Other Liabilities	(11,045)	(18,135)
Adjustments for Noncontrolling Interests	9,520	6,079
Adjustments for Unconsolidated Joint Ventures	(37)	(159)

Cash Flows Provided by (Used in) Operating Activities	$15,566	$(5,147)

PARKWAY PROPERTIES, INC.

NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands, except number of properties data)

				Net Operating Income		Average Occupancy
	Square Feet	Number of Properties	Percentage of Portfolio (1)	2012	2011	2012	2011
Same-store properties:
Wholly-owned	5,010	26	47.8%	$13,161	$13,554	86.0%	86.7%
Fund II	450	2	3.7%	1,007	667	77.8%	73.7%

Total same-store properties	5,460	28	51.5%	$14,168	$14,221	85.3%	85.6%

Net operating income from all office and parking properties	10,210	44	100.0%	$27,521	$16,817

(1)	Percentage of portfolio based on 2012 net operating income.

The following table is a reconciliation of net income (loss) to SSNOI and Recurring SSNOI:

	Three Months Ended
	March 31
	2012	2011
Net income (loss) for Parkway Properties, Inc.	$4,705	$(4,595)
Add (deduct):
Interest expense	9,244	6,408
Depreciation and amortization	17,990	9,084
Management company expenses	4,534	803
Income tax expense	161	—
General and administrative expenses	3,599	3,756
Acquisition costs	826	2,349
Equity in (earnings) loss of unconsolidated joint ventures	—	(41)
Change in fair value of contingent consideration	216	—
Net income attributable to noncontrolling interests—unit holders	89	—
Net income (loss) attributable to noncontrolling interests—real estate partnerships	533	(3,195)
(Income) loss from discontinued operations	(3,272)	2,910
Gain on sale of real estate from discontinued operations	(5,575)	—
Management company income	(5,432)	(338)
Interest and other income	(97)	(324)

Net operating income from consolidated office and parking properties	27,521	16,817
Less: net operating income from non same-store properties	(13,353)	(2,596)

Same-store net operating income (SSNOI)	14,168	14,221
Less: non-recurring lease termination fee income	(446)	(239)

Recurring SSNOI	$13,722	$13,982

Parkway’s share of SSNOI	$13,463	$13,755

Parkway’s share of recurring SSNOI	$13,017	$13,516